Exhibit 10.1

STERIS CORPORATION

AMENDED AND RESTATED NON-QUALIFIED STOCK OPTION PLAN

(as amended through January 5, 2000)

1. Purpose.

This Amended and Restated Non-Qualified Stock Option Plan (the “Plan”) of STERIS Corporation (the “Company”) is intended to advance the interests of the Company and its shareholders. The purposes of the Plan are to attract and retain key employees for the Company and its Subsidiaries, to provide key employees with a proprietary interest in the Company, and to stimulate the interest of key employees and of independent members of the Board of Directors of the Company (the “Board) in the development and financial success of the Company.

2. Administration.

The Plan shall be administered by a committee which shall consist of not less than two directors of the Company (the “Committee”) appointed by the Board. The Board may also appoint one or more directors as alternate members of the Committee. No officer or employee of the Company or of a Subsidiary shall be a member or alternate member of the Committee. The Committee shall at all times be so comprised as to satisfy the disinterested administration standard contained in Rule 16b-3, promulgated under the Securities Exchange Act of 1934 (the “1934 Act”), if required to qualify for the exemption from Section 16(b) of the 1934 Act that is available under Rule 16b-3 (the “Rule 16b-3 Exemption”). The members of the Committee shall serve at the pleasure of the Board, which may remove members from the Committee or appoint new members to the Committee from time to time, and members of the Committee may resign by written notice to the Chairman of the Board or the Secretary of the Company. The Committee may adopt any rules it considers appropriate for the conduct of its business or the administration of the Plan, may make interpretations of the Plan, may take any other actions it considers appropriate in connection with the Plan (including, if the Committee deems appropriate, accelerating the date on which outstanding Options may be exercised), and shall have such additional authority as the Board may determine to be desirable from time to time.

3. Shares Subject to the Plan.

The aggregate number of Common Shares of the Company that may be issued upon exercise of Options granted under the Plan shall be 1,181,750 Common Shares, which may be authorized but unissued Common Shares or issued Common Shares reacquired by the Company and held as treasury shares. If any Option granted under the Plan expires or terminates for any reason without having been fully exercised, the unpurchased Common Shares that had been subject to that Option shall again be available for other Options to be granted under the Plan. The authorized number of 1,181,750 Common Shares takes into account the 6-for-1 stock split authorized by the shareholders of the Company on March 30, 1992 and includes Options outstanding prior to March 30, 1992 covering 681,750 Common Shares. The aggregate number of Common Shares subject to the Plan shall be subject to adjustment under Section 8 hereof.

4. Participants in Plan.

Only those individuals who are either “Eligible Employees,” as defined in Section 4(a) or “Independent Directors,” as defined in Section 4(b) shall be eligible to receive Options under the Plan.

(a) “Eligible Employees” shall include only employees of the Company or a Subsidiary who are executive, administrative, professional, or technical personnel who have responsibilities affecting the management, development, and financial success of the Company or of a Subsidiary.

(b) “Independent Directors” shall include only individuals who are members of the Board and are neither employed by the Company or a Subsidiary nor affiliated with any institutional investor that holds more than two percent of the Company’s outstanding Common Shares.

5. Grants to Eligible Employees.

The Committee shall designate from time to time, in its discretion, the Eligible Employees to whom Options shall be granted under the Plan and the number of Common Shares which shall be subject to each Option granted under the Plan. All actions of the Committee under this section shall be conclusive, and no Eligible Employee shall have a right to be granted any Options unless, and except to the extent, so designated by the Committee. No Options shall be granted under the Plan after March 29, 2002.

6. Option Agreements.

Each Option granted to an Eligible Employee pursuant to the Plan shall be authorized by the Committee and shall be evidenced by a written Non-Qualified Stock Option Agreement (the “Agreement”), in form approved by the Committee, which shall be dated as of the date on which the Option is granted, shall be signed by the President or another officer of the Company authorized by the Committee, and shall be signed by the individual to whom the Option is granted (the “Optionee”). The Agreement shall set forth the number of Common Shares covered by the Option, the price per Common Share at which the Option may be exercised (the “Exercise Price”), the term of the Option, and such other provisions as the Committee shall approve. Unless the Committee specifies another date, the date on which the Committee approves the granting of an Option shall be deemed the date on which the Option is granted. The Agreement shall not be inconsistent with the Plan, including without limitation, in the case of Options granted to Eligible Employees, the following provisions, but may contain more restrictive provisions than the Plan provisions:

(a) Term of Option. The term of each option shall be for a period ending not more than ten years and one week from the date of the Agreement. The Option shall expire at the close of regular business hours at the Company’s principal office on the last day of the term of the Option or, if earlier, on the applicable expiration date provided for in the Agreement.

(b) Exercise Date. Unless otherwise specified by the Committee, each Option shall be exercisable to the extent of:

(i) from and after the first anniversary date of the Agreement, 25% of the Common Shares subject to the Option;

(ii) from and after the second anniversary date of the Agreement, an additional 25% of the Common Shares subject to the Option;

(iii) from and after the third anniversary date of the Agreement, an additional 25% of the Common Shares subject to the Option; and

(iv) from and after the fourth anniversary date of the Agreement, the remaining 25% of the Common Shares subject to the Option.

All Options granted on or before March 30, 1992, are by their terms exercisable in full from and after the sale of Common Shares pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”); provided that such sale yields proceeds to the Company and the selling shareholders (if any) of not less than $7,500,000 and is made at a public offering price per share not less than three times the quotient of (a) $11.50 divided by (b) the number of Common Shares into which a Class B 6% Convertible Preferred Share of the Company is convertible at the time of such sale (the “Initial Public Offering”). Unless expressly so provided by the Committee at the time of the grant, no Option granted after March 30, 1992 shall be accelerated to any extent by the Initial Public Offering. Except as provided in subsections (c) and (d) below, no Option granted to an Eligible Employee may be exercised at any time unless the Optionee is an employee of the Company or a Subsidiary, unless the Committee otherwise determines. If, by reason of the application of subsection (c) or (d) below, an Option may be exercised at a time when an Optionee is no longer an employee of the Company, and, on the date upon which the Optionee, for any reason, ceased to be an employee of the Company (the “Employment Termination Date”), the Optionee held any Options that were not then otherwise fully exercisable, each such Option shall be exercisable as of the Employment Termination Date: (A) to the extent that it was exercisable pursuant to the foregoing schedule, plus (B) a percentage determined by multiplying 25 by a fraction the numerator of which is the number of days between the Employment Termination Date and the immediately preceding anniversary date of the Optionee’s Agreement (or, if no anniversary date has occurred, the numerator will be the number of days between the Employment Termination Date and the date of the Optionee’s Agreement) and the denominator of which is 365.

(c) Death or Disability. If an Optionee dies while in the employ of the Company or within the period available to the Optionee to exercise the Optionee’s option rights under the circumstances provided for in the last sentence of this subsection (c) (dealing with disability) or in subsection (d) below, then within the year next succeeding such death (but within the term of the Option under subsection (a) above), the person entitled by will or the applicable laws of descent and distribution may exercise the Option to the extent that the Optionee was entitled to exercise the same as of the Optionee’s date of death. If an Optionee’s employment is terminated on account of disability, then the Optionee may during the year next succeeding such termination date (but within the term of the Option under subsection (a) above) exercise the Option to the extent that the Optionee was entitled to exercise the same as of the termination date of the Optionee’s employment.

(d) Other Termination. Except as provided in the last sentence of this subsection (d), if an Optionee’s employment with the Company is terminated for any reason other than death or disability, the Optionee, at any time within the three month period following such termination of employment (but within the term of the Option under subsection (a) above), may exercise the Option to the extent that he was entitled to exercise the same as of the termination date of the Optionee’s employment. If an Optionee’s employment is terminated by reason of fraud, theft, embezzlement or other felonious conduct, proven or admitted, in connection with that employment, all rights of the Optionee under any Agreement shall terminate immediately and all outstanding Options held by the Optionee shall expire immediately.

(e) Limitations on Transfer. No Option may be transferred other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

(f) No Employment Rights. Nothing in the Plan or in any Agreement shall confer upon any Optionee any right to continue in the employ of the Company, or to interfere with or limit the right of the Company to terminate the Optionee’s employment at any time.

(g) Exercise of Option. An Optionee electing to exercise an Option shall deliver to the Treasurer of the Company at its executive office: (i) a completed Notice of Exercise of Option setting forth the number of Common Shares with respect to which the Option is being exercised, the manner in which the Optionee’s name shall appear on the share certificates, and the Optionee’s current address and social security number, and (ii) payment of the full aggregate Exercise Price as provided in subsection (h).

(h) Payment For Common Shares. Upon exercise of an Option by an Optionee, the aggregate Exercise Price for the Common Shares with respect to which the Option is being exercised shall be payable by the Optionee in cash or in such other form of consideration as the Committee determines may be accepted, including, without limitation, securities or other property, or any combination of cash, securities, or other property, or by delivery by the Optionee (with the written notice of election to exercise) of irrevocable instructions to a broker registered under the 1934 Act to promptly deliver to the Company the amount of sale or loan proceeds to pay the aggregate Exercise Price. The Committee, in its sole discretion, may grant to an Optionee the right to transfer Common Shares acquired upon the exercise of a part of an Option in payment of the aggregate Exercise Price payable upon immediate exercise of a further part of the Option.

7. Grants to Independent Directors.

Each individual who is an Independent Director on the date of closing of the Initial Public Offering (the “IPO Date”) shall be granted an Option, effective on the IPO Date, to purchase such number of Common Shares as the Committee may determine, at an exercise price equal to the price at which Common Shares are sold by the Company in the Initial Public Offering. Each individual who becomes an Independent Director after the IPO Date may be granted an Option, at the discretion of the Committee, effective on the date on which the individual becomes an Independent Director, to purchase such number of Common Shares as the Committee may determine, at an exercise price equal to fair market value of the Common Shares on the date on which the individual becomes an Independent Director. Any Option granted under this Section 7 shall be exercisable in whole or in part at the election of the Optionee at any time during the period beginning six months after the date on which the Option is granted and ending ten years and one week after the date on which the Option is granted. Except as expressly provided in this Section 7, all of the provisions of Section 6 shall be applicable to Options granted to Independent Directors (but taking into account the Independent Director’s tenure as a director in place of an Eligible Employee’s tenure as an employee of the Company or a Subsidiary).

8. Change in Capital Structure.

In the event the Company changes its outstanding Common Shares by reason of stock splits, stock dividends, or any other increase or reduction of the number of outstanding Common Shares without receiving consideration in the form of money, services, or property, the aggregate number of Common Shares subject to the Plan shall be adjusted, and the number of Common Shares and the option price for each Common Share subject to the unexercised portion of any then-outstanding Option shall be adjusted by the Committee as may be necessary and equitable to continue in favor of the Optionee the benefits intended to be conferred by the Option.

In the event of any other recapitalization or any merger, consolidation, or other reorganization of the Company, the Committee shall make such adjustment, if any, as it may deem appropriate to accurately reflect the number and kind of Common Shares deliverable, and the option prices payable, upon subsequent exercise of any then-outstanding Options.

The Committee’s determination of the adjustments appropriate to be made under this Section 8 shall be conclusive upon all Optionees under the Plan.

9. Securities Law Restrictions.

Unless and until a registration statement under the 1933 Act has become effective with respect to shares reserved under the Plan, notwithstanding any provisions to the contrary in the Plan or any Agreement made pursuant to the Plan:

(a) Ohio Securities Law. No Option shall be exercisable unless the Common Shares subject thereto are exempt from registration under the Ohio securities law, are the subject matter of an exempt transaction, are registered by description or qualification, or are the subject matter of a transaction which has been registered by description, as contemplated by Section 1707.03(G)(3) of the Ohio Revised Code;

(b) Opinion of Counsel. No Option shall be exercisable unless the Company, upon its request, receives an opinion of, or satisfactory to, its counsel that the issuance of Common Shares upon such exercise would not violate the federal securities laws or any applicable state securities laws; and

(c) Subsequent Transfers. Any Common Shares issued upon exercise of any Option may not be sold or otherwise transferred, and the Company and its transfer agent shall not be required to transfer any Common Shares so issued, unless they have been registered under the federal and state securities laws or a valid exemption from such registration is available.

The Company may imprint on each certificate evidencing the ownership of any Common Shares a legend reflecting the restrictions of this Section 9 and may use the following or any other appropriate legend for that purpose:

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities law and may not be sold or otherwise transferred without such registration unless a valid exemption from such registration is available and the corporation has received an opinion of, or satisfactory to, its counsel that such transfer would not violate any federal or state securities laws.

10. Shareholders’ Agreement Restriction.

If the Agreement with respect to the Option so provides, any Common Shares that an Optionee may acquire by virtue of the exercise of an Option shall be subject to the terms and provisions of the Shareholders’ Agreement, dated April 26, 1988, as amended from time to time, by and among the Company, Bill R. Sanford, Primus Capital Fund, Primus Capital Fund II Limited Partnership, Invacare Corporation, McDonald & Company Venture Capital Inc., II, Medical Ventures, Ltd., A. T. Capital Corp., A. T. Venture Investments, Frontenac Venture V Limited Partnership, Allsop Venture Partners III L.P., NYSTRS/NV Capital, Limited Partnership, Robinson Investment Co., Raymond C. Kralovic, and Edward T. Schneider so long as the Shareholders’ Agreement remains in effect.

11. Withholding of Taxes.

The Committee may, in its discretion and subject to such rules as the Committee may adopt from time to time, permit or require an Optionee to satisfy, in whole or in part, any withholding tax obligation that may arise in connection with exercise of any Option by having the Company hold back some portion of the Common Shares that would otherwise be delivered upon exercise of the Option or by delivering to the Company an amount equal to the withholding tax obligation arising with respect to such exercise in (a) cash, (b) Common Shares, or (c) such combination of cash and Common Shares as the Committee may determine. The fair market value of the Common Shares to be so held back by the Company or delivered by the Optionee shall be determined as of the date on which the obligation to withhold first arose. The Company shall apply the provisions of this Section 11 only to meet required tax withholding (based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income recognized by an employee) and shall not withhold (or repurchase) Common Shares in excess of the minimum number required for tax withholding.

12. Rights as Shareholder.

No Optionee or his executor, administrator, heirs, or legatees shall have any rights of a shareholder in the Company with respect to the Common Shares covered by his Option unless and until the Common Shares are transferred of record on the books of the Company’s transfer agent.

13. Definition of Subsidiary.

The term “Subsidiary” when used in the Plan or any Agreement made pursuant to the Plan means a subsidiary corporation in which the Company owns directly or indirectly 50% or more of the total combined voting power of all classes.

14. Definition of Fair Market Value.

For purposes of the Plan, the “Fair Market Value” of Common Shares as of any date shall be the average of the closing sales prices of the Common Shares as reported on the national securities exchange on which the Common Shares are traded, or, if applicable, as reported on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) National Market, on the last five trading days preceding that date. If the Common Shares are not or cease to be traded on a national securities exchange or on the NASDAQ National Market, the “Fair Market Value” of Common Shares shall be determined in the manner prescribed by the Committee.

15. Amendment or Termination of Plan.

The Board may amend or terminate the Plan at any time, but no such amendment or termination shall affect the rights of the Optionee of any then-outstanding Option without the consent of the Optionee.

16. Government Regulations.

Notwithstanding any provision of the Plan or any Agreement made pursuant to the Plan, the Company’s obligations under the Plan and any Agreement shall be subject to all applicable laws, rules, and regulations and to such approvals as may be required by any governmental or regulatory agencies.

17. Governing Law.

The Plan shall be construed and governed by the laws of the State of Ohio.

18. Genders and Numbers.

When permitted by the context, each pronoun used in the Plan includes the same pronoun in other genders and numbers.

19. Captions.

The captions of the various sections of the Plan are not part of the context of the Plan, but are only labels to assist in locating those sections, and shall be ignored in construing the Plan.

20. Effective Date.

The Company first adopted the Non-Qualified Stock Option Plan effective September 25, 1987 and subsequently amended that Plan effective on each of July 12, 1988, July 25, 1989, and August 22, 1991. The plan was further amended by action of the Board on March 20, 1992, which action was approved by the Shareholders of the Company on March 30, 1992, effective as of March 20, 1992. This document amends and restates the Plan, effective January 5, 2000, pursuant to a resolution of the Compensation Committee adopted on that date.